Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Fourth Quarter and

Fiscal Year 2022 Financial Results

Irvine, CA. November 10, 2022 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal fourth quarter and fiscal year ended August 31, 2022.

Fiscal Fourth Quarter 2022 Highlights

➣
Total sales were $42.0 million, compared to $27.9 million in the fourth quarter of 2021;
➣
Comparable restaurant sales increased 27.6% for the fourth quarter of 2022 as compared to the fourth quarter of 2021;
➣
Operating income was $1.9 million, compared to operating loss of $0.8 million in the fourth quarter of 2021;
➣
Net income was $1.9 million, or $0.19 per diluted share, compared to net loss of $0.8 million, or $(0.09) per diluted share, in the fourth quarter of 2021;
➣
Adjusted net income* was $2.1 million, or $0.21 per diluted share, compared to an adjusted net loss* of $1.4 million or $(0.15) per diluted share, in the fourth quarter of 2021;
➣
Restaurant-level operating profit* was $10.0 million, or 23.9% of sales;
➣
Adjusted EBITDA* was $4.8 million; and
➣
Three new restaurants opened during the fiscal fourth quarter of 2022.

* Adjusted net income (loss), Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “We continued to see strong sales performance in our fourth quarter, with comparable sales growth of 27.6% as compared to the prior year period. I am especially pleased to note that part of these strong comparable sales were 14.6% of traffic growth.”

Uba added, “During our fiscal fourth quarter we opened three new restaurants in Novi, MI; Orlando, FL; and Tysons, VA. I am extremely proud of our development team for achieving 25% unit growth for our fiscal year, in spite of industry-wide construction headwinds, and for the work that our operations team has done to deliver such strong restaurant openings.”

Review of Fiscal Fourth Quarter 2022 Financial Results

Total sales were $42.0 million compared to $27.9 million in the fourth quarter of 2021. Comparable restaurant sales increased 27.6% for the fourth quarter of 2022 as compared to the fourth quarter of 2021.

Food and beverage costs as a percentage of sales were 30.7% compared to 30.8% in the fourth quarter of 2021. The slight decrease is primarily due to increases in menu prices, partially offset by food cost inflation.

Labor and related costs as a percentage of sales decreased to 28.9% from 29.9% in the fourth quarter of 2021. Excluding the impact of the employee retention credit recognized in the prior year, the labor and related costs as a percentage of sales for the fourth quarter of 2021 would have been 34.3%. The decrease in cost as a percentage of sales was primarily due to increases in menu prices and prior year restrictions on indoor dining capacity, partially offset by increases in wages.

Occupancy and related expenses were $2.7 million compared to $1.9 million in the fourth quarter of 2021. The increase is primarily due to eight new restaurants opened since the fourth quarter of 2021, as well as incremental pre-opening lease expense.

Other costs as a percentage of sales decreased to 12.4% compared to 12.9% in the fourth quarter of 2021. The decrease was primarily due to higher sales leverage.

General and administrative expenses were $5.6 million compared to $5.0 million in the fourth quarter of 2021. This increase was primarily due to $0.8 million in compensation-related expenses and $0.6 million in travel, legal and other expenses, partially offset by $0.8 million litigation expense in the fourth quarter of 2021. As a percentage of sales, general and administrative expenses decreased to 13.3% from 18.0% in the fourth quarter of 2021, primarily due to higher sales leverage.

Operating income was $1.9 million compared to operating loss of $0.8 million in the fourth quarter of 2021.

Income tax expense was $61 thousand compared to $18 thousand in the fourth quarter of 2021.

Net income was $1.9 million, or $0.19 per diluted share, compared to net loss of $0.8 million, or $(0.09) per diluted share, in the fourth quarter of 2021.

Adjusted net income* was $2.1 million, or $0.21 per diluted share, compared to adjusted net loss* of $1.4 million or $(0.15) per diluted share, in the fourth quarter of 2021.

Restaurant-level operating profit* was $10.0 million, or 23.9% of sales, compared to $4.6 million, or 16.4% of sales, in the fourth quarter of 2021.

Adjusted EBITDA* was $4.8 million compared to $0.6 million in the fourth quarter of 2021.

Review of Fiscal Year 2022 Financial Results

Total sales were $141.1 million compared to $64.9 million in fiscal year 2021. Comparable restaurant sales increased 81.9% as compared to fiscal year 2021. Average unit volumes were $3.8 million.

Operating loss was $0.8 million compared to an operating loss of $10.0 million in fiscal year 2021.

Income tax expense was $0.1 million for both fiscal years 2022 and 2021.

Net loss was $0.8 million, or ($0.08) per diluted share, compared to a net loss of $10.3 million, or ($1.21) per diluted share, in fiscal year 2021.

Adjusted net loss* was $0.6 million, or ($0.06) per diluted share, compared to adjusted net loss* of $18.4 million, or ($2.16) per diluted share, in fiscal year 2021.

Restaurant-level operating profit* was $29.9 million, or 21.2% of sales, compared to $3.2 million, or 4.9% of sales, in fiscal year 2021.

Adjusted EBITDA* was $9.2 million compared to ($10.9) million in fiscal year 2021.

Restaurant Development

During the fiscal fourth quarter of 2022, the Company opened three new restaurants in Novi, Michigan; Orlando, Florida; and Tysons, Virginia.

Fiscal Year 2023 Outlook

➣
Total sales between $183 million and $188 million;
➣
General and administrative expenses as a percentage of sales of approximately 16%; and
➣
9 to 11 new restaurants, with average net capital expenditures per unit of approximately $2.5 million.

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Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & Business Development.

Interested parties may listen to the conference call via telephone by dialing 412-317-5195. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 10171678. The replay will be available until November 17, 2022. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 40 locations across 12 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 500 restaurants and more than 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as employee retention credits, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as employee retention credits, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; employee retention credits; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense and employee retention credits recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during the fiscal year 2021. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 months or longer at the end of the fiscal year presented. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a

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restaurant is closed for renovation) to annualize sales for such period of time. The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during the fiscal year 2021.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 pandemic and its continued impact on the Company’s ability to operate; the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Fitzhugh Taylor or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2022	2021	2022	2021
Sales	$41,998	$27,924	$141,089	$64,891
Restaurant operating costs:
Food and beverage costs	12,895	8,608	42,510	20,686
Labor and related costs	12,157	8,360	43,997	16,430
Occupancy and related expenses	2,722	1,891	9,917	7,093
Depreciation and amortization expenses	1,444	1,111	5,258	4,126
Other costs	5,191	3,605	17,517	10,448
Total restaurant operating costs	34,409	23,575	119,199	58,783
General and administrative expenses	5,575	5,014	22,289	15,701
Depreciation and amortization expenses	99	97	355	396
Total operating expenses	40,083	28,686	141,843	74,880
Operating income (loss)	1,915	(762)	(754)	(9,989)
Other expense (income):
Interest expense	17	66	87	220
Interest income	(76)	(12)	(151)	(20)
Income (loss) before income taxes	1,974	(816)	(690)	(10,189)
Income tax expense	61	18	74	106
Net income (loss)	$1,913	$(834)	$(764)	$(10,295)
Net income (loss) per Class A and Class B shares
Basic	$0.20	$(0.09)	$(0.08)	$(1.21)
Diluted	$0.19	$(0.09)	$(0.08)	$(1.21)
Weighted average Class A and Class B shares outstanding
Basic	9,742	8,919	9,719	8,528
Diluted	10,114	8,919	9,719	8,528

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	August 31, 2022	August 31, 2021
Selected Balance Sheet Data:
Cash and cash equivalents	$35,782	$40,430
Total assets	$201,356	$177,669
Total liabilities	$108,062	$86,825
Total stockholders’ equity	$93,294	$90,844

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2022	2021	2022	2021
Selected Operating Data:
Restaurants at the end of period	40	32	40	32
Average unit volumes	N/A	N/A	3,825	2,138
Comparable restaurant sales performance	27.6%	291.4%	81.9%	16.2%
EBITDA	$3,458	$446	$4,859	$(5,467)
Adjusted EBITDA	$4,794	$619	$9,155	$(10,934)
Adjusted EBITDA margin	11.4%	2.2%	6.5%	(16.8)%
Operating income (loss)	$1,915	$(762)	$(754)	$(9,989)
Operating income (loss) margin	4.6%	(2.7)%	(0.5)%	(15.4)%
Restaurant-level operating profit	$10,022	$4,592	$29,941	$3,169
Restaurant-level operating profit margin	23.9%	16.4%	21.2%	4.9%

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) and Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share
(in thousands, except income (loss) per share amounts; unaudited)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2022	2021	2022	2021
Net income (loss)	$1,913	$(834)	$(764)	$(10,295)
Executive transition costs(4)	175	—	175	390
Employee retention credits(5)	—	(1,327)	—	(10,258)
Litigation accrual(6)	—	780	—	1,780
Adjusted net income (loss)	$2,088	$(1,381)	$(589)	$(18,383)
Net income (loss) per Class A and Class B diluted shares	$0.19	$(0.09)	$(0.08)	$(1.21)
Executive transition costs(4)	0.02	—	0.02	0.04
Employee retention credits(5)	—	(0.15)	—	(1.20)
Litigation accrual(6)	—	0.09	—	0.21
Adjusted net income (loss) per Class A and Class B diluted shares	$0.21	$(0.15)	$(0.06)	$(2.16)
Weighted average Class A and Class B shares outstanding
Diluted shares	10,114	8,919	9,719	8,528
Adjusted diluted shares	10,114	8,919	9,719	8,528

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2022	2021	2022	2021
Net income (loss)	$1,913	$(834)	$(764)	$(10,295)
Interest (income) expense, net	(59)	54	(64)	200
Income tax expense	61	18	74	106
Depreciation and amortization expenses	1,543	1,208	5,613	4,522
EBITDA	3,458	446	4,859	(5,467)
Stock-based compensation expense(1)	638	443	2,409	1,409
Non-cash lease expense(2)	523	277	1,712	1,212
Executive transition costs(4)	175	—	175	390
Employee retention credits(5)	—	(1,327)	—	(10,258)
Litigation accrual(6)	—	780	—	1,780
Adjusted EBITDA	$4,794	$619	$9,155	$(10,934)

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Kura Sushi USA, Inc.

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2022	2021	2022	2021
Operating income (loss)	$1,915	$(762)	$(754)	$(9,989)
Depreciation and amortization expenses	1,543	1,208	5,613	4,522
Stock-based compensation expense(1)	638	443	2,409	1,409
Pre-opening costs(3)	364	41	784	873
Non-cash lease expense(2)	523	277	1,712	1,212
Employee retention credits(5)	—	(1,327)	—	(10,258)
General and administrative expenses	5,575	5,014	22,289	15,701
Corporate-level stock-based compensation and employee retention credits included in general and administrative expenses	(536)	(302)	(2,112)	(301)
Restaurant-level operating profit	$10,022	$4,592	$29,941	$3,169

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.
(4)
Executive transition costs include severance and search fees associated with the transition of the Company’s Chief Financial Officer. The income tax impact of this adjustment was immaterial.
(5)
Employee retention credits includes refundable credits recognized under the CARES Act extension. The income tax impact of this adjustment was immaterial.
(6)
Litigation accrual consists of an expense related to a litigation claim. The income tax impact of this adjustment was immaterial.

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